Exhibit 99.1

Triple-S Management Corporation
1441 F.D. Roosevelt Ave.
San Juan, PR 00920
www.triplesmanagement.com

FOR FURTHER INFORMATION:

AT THE COMPANY:	INVESTOR RELATIONS:
Juan José Román-Jiménez	Mr. Garrett Edson
EVP and Chief Financial Officer	ICR
(787) 749-4949	(787) 792-6488

Triple-S Management Corporation
Announces Appointment of Victor J. Haddock as Chief Financial Officer

SAN JUAN, Puerto Rico – March 25, 2021 – Triple-S Management Corporation (NYSE: GTS), a leading health services company in Puerto Rico, today announced that it has appointed Victor J. Haddock-Morales as Executive Vice President and Chief Financial Officer, effective May 10, 2021. His predecessor, Juan José Román-Jiménez, will remain with Triple-S to ensure a smooth and orderly transition before departing the Company later this year.

Mr. Haddock brings to Triple-S over 20 years of experience in finance leadership roles at public healthcare companies. Most recently, he was Senior Vice President and Chief Financial Officer at Magellan Health, Inc.’s Magellan Rx Management division, and previously served as Magellan Health, Inc. Senior Vice President and Chief Audit Executive. Prior to that, he was Senior Director and Director of Internal Audit at Express Scripts. Mr. Haddock received his BSBA in Accounting from the University of Puerto Rico, and his MBA from Washington University in St. Louis Olin Business School.

“I am pleased to welcome Victor to the Triple-S team as our new CFO,” said Roberto Garcia-Rodriguez, President and Chief Executive Officer. “Victor’s extensive financial expertise, as well as his consistent success in building and leading finance teams within public healthcare companies makes him the ideal fit for Triple-S.  Victor will make valuable contributions as we execute our integrated healthcare delivery strategy, while keeping a firm hand on our balance sheet as we continue to grow as the preferred healthcare services company in Puerto Rico.  On behalf of the Board and the Triple-S team, I want to express our most sincere gratitude to Juan José for his significant contributions to Triple-S. We wish him the very best as he moves on to the next phase of his professional life.”

“I am thrilled to join Triple-S and to be working with such a talented group of professionals,” said Mr. Haddock. “Triple-S has made great strides in the past few years as it has transformed its business while continuing to produce solid top- and bottom-line growth. I look forward to playing a key role in ensuring we are positioned for long-term sustainable and profitable growth.”

Triple-S Management Corporation

About Triple-S Management Corporation

Triple-S Management Corporation, a health services company, is one of the top players in the Puerto Rico healthcare industry, with over 60 years of experience. It is the premier insurance and managed care brand, with the largest customer base and broadest provider network on the island.  We have the exclusive right to use the Blue Cross Blue Shield name and mark throughout Puerto Rico, the U.S. Virgin Islands, Costa Rica, the British Virgin Islands and Anguilla, and we offer a broad portfolio of managed care and related products in the Commercial, Medicare Advantage and Medicaid markets. Triple-S is also a well-known brand in the life insurance and property and casualty insurance markets in Puerto Rico, with strong customer relationships and a significant market share. For more information about Triple-S Management, visit www.triplesmanagement.com or contact investorrelations@ssspr.com.

Forward-Looking Statements

This document contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information about possible or assumed future sales, results of operations, developments, regulatory approvals or other circumstances. Sentences that include “believe”, “expect”, “plan”, “intend”, “estimate”, “anticipate”, “project”, “may”, “will”, “shall”, “should” and similar expressions, whether in the positive or negative, are intended to identify forward-looking statements.

All forward-looking statements in this news release reflect management’s current views about future events and are based on assumptions and subject to risks and uncertainties. Consequently, actual results may differ materially from those expressed here as a result of various factors, including all the risks discussed and identified in public filings with the U.S. Securities and Exchange Commission (SEC).

In addition, the Company operates in a highly competitive, constantly changing environment, influenced by very large organizations that have resulted from business combinations, aggressive marketing and pricing practices of competitors, and regulatory oversight. The following factors, if markedly different from the Company’s planning assumptions (either individually or in combination), could cause Triple-S Management’s results to differ materially from those expressed in any forward-looking statements shared here:

•	Trends in health care costs and utilization rates
•	Ability to secure sufficient premium rate increases
•	Competitor pricing below market trends of increasing costs
•	Re-estimates of policy and contract liabilities and reserves
•	Changes in government laws and regulations of managed care, life insurance or property and casualty insurance
•	Significant acquisitions or divestitures by major competitors
•	Introduction and use of new prescription drugs and technologies
•	A downgrade in the Company’s financial strength ratings
•	Litigation or legislation targeted at managed care, life insurance or property and casualty insurance companies
•	Ability to contract with providers consistent with past practice
•	Ability to successfully implement the Company’s disease management, utilization management and Star ratings programs
•	Ability to maintain Federal Employees, Medicare and Medicaid contracts
•	Volatility in the securities markets and investment losses and defaults
•	General economic downturns, major disasters, and epidemics

This list is not exhaustive. Management believes the forward-looking statements in this release are reasonable. However, there is no assurance that the actions, events or results anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on the Company’s results of operations or financial condition. In view of these uncertainties, investors should not place undue reliance on any forward-looking statements, which are based on current expectations. In addition, forward-looking statements are based on information available the day they are made, and (other than as required by applicable law, including the securities laws of the United States) the Company does not intend to update or revise any of them in light of new information or future events.

Triple-S Management Corporation

Readers are advised to carefully review and consider the various disclosures in the Company’s SEC reports.